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MGI FUNDS™

MGI US Large Cap Growth Equity Fund

99 High Street
Boston, Massachusetts  02110

July 2, 2010

Dear Shareholder:

We are pleased to notify you of changes involving the MGI US Large Cap Growth Equity Fund (the “Fund”), a series of MGI Funds (the “Trust”).

The Board of Trustees of the Trust (the “Board”) has approved the hiring of Atlanta Capital Management Company, LLC (“Atlanta Capital”) and Neuberger Berman Management LLC (“Neuberger Berman”) to each serve as a subadvisor to the Fund and, in conjunction with this, the Board has approved two new subadvisory agreements (together, the “Subadvisory Agreements”) between Mercer Global Investments, Inc., the Fund’s investment advisor, on behalf of the Fund, and each of Atlanta Capital (the “Atlanta Capital Subadvisory Agreement”) and Neuberger Berman (the “Neuberger Berman Subadvisory Agreement”).  As was previously communicated to you via a supplement to the Trust’s prospectus, dated April 9, 2010, Atlanta Capital and Neuberger Berman each began managing its allocated portion of the Fund’s investment portfolio on that date.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding Atlanta Capital, Neuberger Berman, and the Subadvisory Agreements, as well as a discussion of the factors that the Board considered in approving the Subadvisory Agreements.

Sincerely,

/s/Richard L. Nuzum
Richard L. Nuzum, CFA
Trustee, President, and Chief Executive Officer
MGI Funds

MGI FUNDS™

MGI US Large Cap Growth Equity Fund

99 High Street
Boston, Massachusetts  02110

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of MGI Funds (the “Trust”) to inform shareholders of the MGI US Large Cap Growth Equity Fund (the “Fund”) about the hiring of two new subadvisors to the Fund, Atlanta Capital Management Company, LLC (“Atlanta Capital”) and Neuberger Berman Management LLC (“Neuberger Berman”) and the termination of one of the Fund’s three subadvisors, INTECH Investment Management LLC (“INTECH”).  In connection with the hiring of Atlanta Capital and Neuberger Berman, the Board approved two new subadvisory agreements (together “Subadvisory Agreements”) between Mercer Global Investments, Inc., and the Fund’s investment advisor (“MGI” or the Advisor”), on behalf of the Fund, and each of Atlanta Capital (the “Atlanta Capital Subadvisory Agreement”) and Neuberger Berman (the “Neuberger Berman Subadvisory Agreement”).  Atlanta Capital and Neuberger Berman began managing their allocated portions of the Fund’s investment portfolio on April 9, 2010.

The hiring of Atlanta Capital and Neuberger Berman was approved by the Board upon the recommendation of MGI, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about July 2, 2010 to shareholders of record of the Fund as of May 31, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MGI is the investment advisor to the series of the Trust, including the Fund.  The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series.  This approach permits MGI to hire, terminate, or replace subadvisors to the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund.  The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to:  (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on March 11-12, 2010 (the “Meeting”), (i) appointed Atlanta Capital and Neuberger Berman to serve as subadvisors to the Fund, and (ii) approved the Atlanta Capital and Neuberger Berman Subadvisory Agreements.

The decision to approve Atlanta Capital and Neuberger Berman was based upon certain factors, including (i) the Advisor’s views regarding Atlanta Capital and Neuberger Berman’s record as effective managers of portfolios of large cap growth equity securities, and the Advisor’s high degree of conviction in Atlanta Capital and Neuberger Berman’s portfolio management teams; and (ii) the Advisor’s opinion that Atlanta Capital and Neuberger Berman would effectively complement the Fund’s other subadvisors, Sands Capital Management, LLC (“Sands Capital”), and Winslow Capital Management, Inc. (“Winslow”).  Please see “Board of Trustees’ Considerations” below.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order.  These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes.  This Statement provides such notice of the changes and presents details regarding Atlanta Capital, Neuberger Berman and the Subadvisory Agreements.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund.  The Advisor is an indirect, wholly-owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036.  The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Advisor is an affiliate of Mercer Investment Consulting, Inc. (“Mercer”), an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund.  In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board).  The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board:  (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.55% of assets up to $750 million and 0.53% of assets in excess of $750 million of the Fund’s average daily net assets.  The Trust, with respect to the Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received advisory fees of $1,533,625 from the Fund for the fiscal year ended March 31, 2010.

Several officers of the Trust are also officers and/or employees of the Advisor.  These individuals and their respective positions are:  Richard L. Nuzum serves as President, Chief Executive Officer, and Trustee of the Trust and as President and Global Business Leader of Mercer’s Investment Management Business; Kenneth G. Crotty serves as Vice President of the Trust and as President of the Advisor; Denis R. Larose serves as Vice President and Chief Investment Officer of the Trust and as Chief Investment Officer of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Principal Accounting Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel of the Advisor and of Mercer; Christopher A. Ray serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Martin J. Wolin serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor.  The address of each executive officer of the Trust, except for Mr. Nuzum, is 99 High Street, Boston, Massachusetts 02110.  Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

ATLANTA CAPITAL MANAGEMENT COMPANY, LLC

Atlanta Capital is located at Two Midtown Plaza, 1349 West Peachtree Street, Suite 1600, Atlanta, Georgia  30309.   Atlanta Capital is registered as an investment adviser with the SEC under the Advisers Act, and is majority-owned subsidiary of Eaton Vance Acquisitions, which is a wholly-owned subsidiary of Eaton Vance Corp., a publicly-held holding company.  The Atlanta Capital Subadvisory Agreement is dated April 9, 2010.

Atlanta Capital was approved by the Board to serve as a subadvisor to the Fund at the Meeting.  Atlanta Capital is not affiliated with the Advisor, and Atlanta Capital discharges its responsibilities subject to the oversight and supervision of the Advisor.  Atlanta Capital is compensated out of the fees that the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of Atlanta Capital as a subadvisor to the Fund, or the implementation of the Atlanta Capital Subadvisory Agreement.  The fees paid by the Advisor to Atlanta Capital depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to Atlanta Capital by MGI.  In accordance with procedures adopted by the Board, Atlanta Capital may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

Atlanta Capital serves as investment advisor or subadvisor for the registered investment company listed below, which has an investment objective similar to the Fund’s investment objective:

Name	Assets as of May 31, 2010 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)
AssetMark Large Cap Growth Fund	$38.9	0.45% on first $100 million 0.40% next $100 million 0.35% over $200 million

The names and principal occupations of the principal executive officers of Atlanta Capital are listed below.  The address of each principal executive officer, as it relates to the person’s positions with Atlanta Capital, is Two Midtown Plaza, 1349 West Peachtree Street, Suite 1600, Atlanta, Georgia  30309.

Name	Principal Occupation

R. Kelly Williams, Jr., CPA William R. Hackney, III, CFA Richard B. England, CFA Charles B. Reed, CFA James S. Skesavage Brian K. Smith, CFA James A. Womack, CFA
President, Chief Operating Officer and Chief Compliance Officer
Managing Partner; Portfolio Manager - Growth Equities
Managing Director; Portfolio Manager - Growth Equities
Managing Director; Portfolio Manager - Core Equities
Director of Marketing
Director of Institutional Services
Managing Director; Portfolio Manager - Fixed Income

THE ATLANTA CAPITAL SUBADVISORY AGREEMENT

The Atlanta Capital Subadvisory Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the Atlanta Capital Subadvisory Agreement for an initial term of two years.  Thereafter, continuance of the Atlanta Capital Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The Atlanta Capital Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Atlanta Capital Subadvisory Agreement, other than the rate of compensation paid by the Advisor to Atlanta Capital, are substantially similar to the subadvisory agreements in effect between the Advisor and each of Sands and Winslow.

The Atlanta Capital Subadvisory Agreement provides that Atlanta Capital, among other duties, will make all investment decisions for its allocated portion of the Fund’s investment portfolio.  Atlanta Capital, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Atlanta Capital’s allocated portion of the Fund’s assets.  Atlanta Capital also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The Atlanta Capital Subadvisory Agreement provides for Atlanta Capital to be compensated based on the average daily net assets of the Fund allocated to Atlanta Capital.  Atlanta Capital is compensated from the fees that the Advisor receives from the Fund.  Atlanta Capital generally will pay all expenses it incurs in connection with its activities under the Atlanta Capital Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Atlanta Capital Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (ii) Atlanta Capital, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, MGI recommended the appointment of Atlanta Capital to serve as a subadvisor to the Fund after evaluating a number of other possible investment managers.  The Advisor’s recommendation of Atlanta Capital was based upon, among other factors: (i) the Advisor’s high degree of conviction in Atlanta Capital’s team of investment professionals; (ii) the Advisor’s expectation that the addition of Atlanta Capital would increase the consistency of the Fund’s excess returns, while providing lower downside volatility; and (iii) the Advisor’s opinion that the relatively low correlation with the Fund’s three other subadvisors, Sands, Winslow, and Neuberger Berman, combined with the proposed reallocation of a portion of the Fund’s assets from INTECH to Atlanta Capital, would allow Atlanta Capital to effectively complement those three subadvisors within the Fund and increase portfolio diversification.

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Atlanta Capital Subadvisory Agreement.  In determining whether to approve the Atlanta Capital Subadvisory Agreement, the Board considered the information received in advance of the Meeting, which included:  (i) a copy of the form of the Atlanta Capital Subadvisory Agreement; (ii) information regarding the process by which the Advisor selected Atlanta Capital and recommended Atlanta Capital for Board approval, and the Advisor’s rationale for recommending Atlanta Capital; (iii) information regarding the nature, quality, and extent of the services that Atlanta Capital would provide to the Fund; (iv) information regarding Atlanta Capital’s reputation, investment management business, personnel, and operations; (v) information regarding Atlanta Capital’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees to be charged by Atlanta Capital; (vii) information regarding Atlanta Capital’s compliance program; (viii) information regarding Atlanta Capital’s historical performance returns managing investment mandates similar to the Fund’s investment mandate, and such performance compared to a relevant index; and (ix) information regarding Atlanta Capital’s financial condition.  The Board also considered the substance of discussions with representatives of the Advisor and Atlanta Capital at the Meeting.

When considering the approval of the Atlanta Capital Subadvisory Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to Atlanta Capital, including:  the nature, quality, and extent of the services to be provided to the Fund by Atlanta Capital; Atlanta Capital’s management style; Atlanta Capital’s historical performance record managing pooled investment products similar to the Fund; the qualifications and experience of the investment professionals who will be responsible for the day-to-day management of Atlanta Capital’s allocated portion of the Fund’s investment portfolio; and Atlanta Capital’s staffing levels and overall resources.  Additionally, the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature, quality, and extent of the services to be provided by Atlanta Capital to the Fund, the Board considered:  the specific investment management process to be employed by Atlanta Capital in managing the assets of the Fund to be allocated to Atlanta Capital; the qualifications of Atlanta Capital’s investment professionals with regard to implementing investment mandates similar to the Fund’s investment mandate; Atlanta Capital’s overall favorable performance record as compared to a relevant benchmark; Atlanta Capital’s infrastructure and whether it appeared to adequately support Atlanta Capital’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature, quality, and extent of the subadvisory services expected to be provided by Atlanta Capital.  The Board concluded that the Fund and its shareholders would benefit from the quality and experience of Atlanta Capital’s portfolio managers and other investment professionals.  Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, quality, and extent of the subadvisory services to be provided by Atlanta Capital, as well as Atlanta Capital’s ability to render such services based on its experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective, and supported a decision to approve the Atlanta Capital Subadvisory Agreement.

Because Atlanta Capital was a newly appointed subadvisor to the Fund, the Board, at the Meeting, could not consider Atlanta Capital’s investment performance in managing the Fund as a factor in evaluating the Atlanta Capital Subadvisory Agreement.  However, the Board did review Atlanta Capital’s historical performance record in managing or subadvising other investment companies and accounts that were comparable to the Fund.  The Board compared this historical performance to a relevant benchmark and considered that Atlanta Capital’s historical performance compared favorably to such benchmark.  On this basis, the Board concluded that Atlanta Capital’s historical performance record, when viewed together with the other factors considered by the Board, supported a decision to approve the Atlanta Capital Subadvisory Agreement.

The Board carefully considered the proposed fees payable under the Atlanta Capital Subadvisory Agreement.  In this regard, the Board evaluated the compensation to be paid to Atlanta Capital by the Advisor.  The Board also considered comparisons of the fees that will be paid to Atlanta Capital with the fees Atlanta Capital charges to its other clients, noting that the fee rate that the Advisor had negotiated with Atlanta Capital appeared to compare favorably with the fee rates that Atlanta Capital has implemented with other, similar investment company clients that utilize Atlanta Capital’s High Quality Growth Plus strategy (the same strategy that Atlanta Capital uses in managing its allocated portion of the Fund’s investment portfolio).

The Board also considered whether the fee schedule of Atlanta Capital included breakpoints that would reduce Atlanta Capital’s fees as the assets of the Fund allocated to Atlanta Capital increased.  The Board noted that Atlanta Capital’s proposed subadvisory fee schedule did include breakpoints.  The Board recalled the data presented by MGI, as required by the Exemptive Order, that illustrated that the hiring of Atlanta Capital would have a slightly positive impact on the Advisor’s profitability in managing the Fund.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by Atlanta Capital in managing its allocated portion of the Fund’s assets.  Since the fees to be paid to Atlanta Capital were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, Atlanta Capital’s potential profitability was not considered relevant to the Independent Trustees’ deliberations.  After evaluating the proposed fees, the Board concluded that the fees that would be paid to Atlanta Capital by MGI with respect to the assets to be allocated to Atlanta Capital appeared to be within a reasonable range in light of the nature, quality, and extent of the services to be provided.

The Board reviewed a copy of the Atlanta Capital Subadvisory Agreement.  The Board considered that the Atlanta Capital Subadvisory Agreement provided for the same range of services as the Neuberger Berman Subadvisory Agreement and the subadvisory agreements that were in place with the Fund’s other subadvisors, Sands and Winslow.

The Board also considered whether there were any ancillary benefits that may accrue to Atlanta Capital as a result of Atlanta Capital’s relationship with the Fund.  The Board concluded that Atlanta Capital may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that Atlanta Capital was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated Atlanta Capital’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters.  The Board concluded that the benefits that were expected to accrue to Atlanta Capital by virtue of its relationship with the Fund were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and discussed their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the initial approval of the Atlanta Capital Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the Atlanta Capital Subadvisory Agreement.

NEUBERGER BERMAN MANAGEMENT LLC

Neuberger Berman is located at 605 Third Avenue, New York, New York  10158.   Neuberger Berman is registered as an investment adviser with the SEC under the Advisers Act, and is a wholly-owned subsidiary of Neuberger Berman Holdings LLC, which is a wholly-owned subsidiary of Neuberger Berman Group LLC.   Neuberger Berman Group LLC is an employee-owned independent company.  The Neuberger Berman Subadvisory Agreement is dated April 9, 2010.

Neuberger Berman was approved by the Board to serve as a subadvisor to the Fund at the Meeting.  Neuberger Berman is not affiliated with the Advisor, and Neuberger Berman discharges its responsibilities subject to the oversight and supervision of the Advisor.  Neuberger Berman is compensated out of the fees that the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of Neuberger Berman as a subadvisor to the Fund, or the implementation of the Neuberger Berman Subadvisory Agreement.  The fees paid by the Advisor to Neuberger Berman depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to Neuberger Berman by MGI.  In accordance with procedures adopted by the Board, Neuberger Berman may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

Neuberger Berman serves as investment advisor or subadvisor for the registered investment companies listed below, each of which has an investment objective similar to the Fund’s investment objective:

Name	Assets as of May 31, 2010 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)
Sub-Advised Account 1*	$210.8	0.35% on first $250 Million 0.325% over $250 Million
Sub-Advised Account 2*	$227.4	0.35% on first $100 Million 0.30% on next $150 Million 0.275% on next $250 Million 0.25% on next $250 Million 0.20% over $750 Million
Sub-Advised Account 3*	$231.1	0.195% on all assets
Sub-Advised Account 4*	$192.6	0.195% on all assets
Sub-Advised Account 5*	$405.8	0.195% on all assets
Sub-Advised Account 6*	$185.9	0.195% on all assets

*  As policy, Neuberger Berman does not disclose the names of other sub-advised clients.  The accounts referenced above are all managed in a similar fashion to the Fund.

Name	Assets as of May 31, 2010 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)
Neuberger Berman Large Cap Disciplined Growth Fund	$364.4	0.550% on first $250 Million 0.525% on next $250 Million 0.500% on next $250 Million 0.475% on next $250 Million 0.450% on next $500 Million 0.425% on next $2.5 Billion 0.400% over $4 Billion

The names and principal occupations of the principal executive officers of Neuberger Berman are listed below.  The address of each principal executive officer, as it relates to the person’s positions with Neuberger Berman, is 605 Third Avenue, New York, New York  10158

Name	Principal Occupation
Robert Conti, President and Chief Executive Officer
Managing Director, Neuberger Berman LLC
President and CEO, Neuberger Berman Income Funds
President and CEO, Neuberger Berman Equity Funds
President and CEO, Neuberger Berman Advisers Management Trust
President and CEO, Neuberger Berman Intermediate Municipal Fund Inc.
President and CEO, Neuberger Berman New York Intermediate Municipal Fund Inc.
President and CEO, Neuberger Berman California Intermediate Municipal Fund Inc.
President and CEO, Neuberger Berman Income Opportunity Fund Inc.
President and CEO, Neuberger Berman Real Estate Securities Income Fund Inc.

Joseph Amato, Chief Investment Officer - Equities	President and CEO, Neuberger Berman LLC
Bradley Tank, Chief Investment Officer – Fixed Income
Managing Director, Neuberger Berman Management LLC
Managing Director, Neuberger Berman LLC
Co-CEO and Managing Director, Neuberger Berman Alternative Fund Management LLC
CEO and Managing Director, Neuberger Berman Fixed Income LLC

Chamaine Williams, CCO	Senior Vice President and Chief Compliance Officer, Neuberger Berman Management LLC Senior Vice President, Neuberger Berman LLC
Maxine Gerson, Managing Director and General Counsel	Managing Director, Neuberger Berman LLC

THE NEUBERGER BERMAN SUBADVISORY AGREEMENT

The Neuberger Berman Subadvisory Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the Neuberger Berman Subadvisory Agreement for an initial term of two years.  Thereafter, continuance of the Neuberger Berman Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The Neuberger Berman Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Neuberger Berman Subadvisory Agreement, other than the rate of compensation paid by the Advisor to Neuberger Berman, are substantially similar to the subadvisory agreements in effect between the Advisor and each of Sands and Winslow.

The Neuberger Berman Subadvisory Agreement provides that Neuberger Berman, among other duties, will make all investment decisions for Neuberger Berman’s allocated portion of the Fund’s investment portfolio.  Neuberger Berman, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Neuberger Berman’s allocated portion of the Fund’s assets.  Neuberger Berman also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The Neuberger Berman Subadvisory Agreement provides for Neuberger Berman to be compensated based on the average daily net assets of the Fund allocated to Neuberger Berman.  Neuberger Berman is compensated from the fees that the Advisor receives from the Fund.  Neuberger Berman generally will pay all expenses it incurs in connection with its activities under the Neuberger Berman Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Neuberger Berman Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (ii) Neuberger Berman, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, MGI recommended the appointment of Neuberger Berman to serve as a subadvisor to the Fund after evaluating a number of other possible investment managers.  The Advisor’s recommendation of Neuberger Berman was based upon, among other factors: (i) the Advisor’s high degree of conviction in Neuberger Berman’s team of investment professionals; (ii) the Advisor’s expectation that the addition of Neuberger Berman would increase the consistency of the Fund’s excess returns, while providing lower downside volatility; and (iii) the Advisor’s opinion that the relatively low correlation with the Fund’s three other subadvisors, Sands, Winslow, and Atlanta Capital, combined with the proposed reallocation of a portion of the Fund’s assets from INTECH to Neuberger Berman, would allow Neuberger Berman to effectively complement those three subadvisors within the Fund and increase portfolio diversification.

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Neuberger Berman Subadvisory Agreement.  In determining whether to approve the Neuberger Berman Subadvisory Agreement, the Board considered the information received in advance of the Meeting, which included:  (i) a copy of the form of the Neuberger Berman Subadvisory Agreement; (ii) information regarding the process by which the Advisor selected Neuberger Berman and recommended Neuberger Berman for Board approval, and the Advisor’s rationale for recommending Neuberger Berman; (iii) information regarding the nature, quality, and extent of the services that Neuberger Berman would provide to the Fund; (iv) information regarding Neuberger Berman’s reputation, investment management business, personnel, and operations; (v) information regarding Neuberger Berman’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees to be charged by Neuberger Berman; (vii) information regarding Neuberger Berman’s compliance program; (viii) information regarding Neuberger Berman’s historical performance returns managing investment mandates similar to the Fund’s investment mandate, and such performance compared to a relevant index; and (ix) information regarding Neuberger Berman’s financial condition.  The Board also considered the substance of discussions with representatives of the Advisor and Neuberger Berman at the Meeting.

When considering the approval of the Neuberger Berman Subadvisory Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to Neuberger Berman, including:  the nature, quality, and extent of the services to be provided to the Fund by Neuberger Berman; Neuberger Berman’s management style; Neuberger Berman’s historical performance record managing pooled investment products similar to the Fund; the qualifications and experience of the investment professionals who will be responsible for the day-to-day management of Neuberger Berman’s allocated portion of the Fund’s investment portfolio; and Neuberger Berman’s staffing levels and overall resources.  Additionally, the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature, quality, and extent of the services to be provided by Neuberger Berman to the Fund, the Board considered:  the specific investment management process to be employed by Neuberger Berman in managing the assets of the Fund to be allocated to Neuberger Berman; the qualifications of Neuberger Berman’s investment professionals with regard to implementing investment mandates similar to the Fund’s investment mandate; Neuberger Berman’s overall favorable performance record as compared to a relevant benchmark; Neuberger Berman’s infrastructure and whether it appeared to adequately support Neuberger Berman’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature, quality, and extent of the subadvisory services expected to be provided by Neuberger Berman.  The Board concluded that the Fund and its shareholders would benefit from the quality and experience of Neuberger Berman’s portfolio managers and other investment professionals.  Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, quality, and extent of the subadvisory services to be provided by Neuberger Berman, as well as Neuberger Berman’s ability to render such services based on its experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective, and supported a decision to approve the Neuberger Berman Subadvisory Agreement.

Because Neuberger Berman was a newly appointed subadvisor to the Fund, the Board, at the Meeting, could not consider Neuberger Berman’s investment performance in managing the Fund as a factor in evaluating the Neuberger Berman Subadvisory Agreement.  However, the Board did review Neuberger Berman’s historical performance record in managing or subadvising other investment companies and accounts that were comparable to the Fund.  The Board compared this historical performance to a relevant benchmark and considered that Neuberger Berman’s historical performance compared favorably to such benchmark.  On this basis, the Board concluded that Neuberger Berman’s historical performance record, when viewed together with the other factors considered by the Board, supported a decision to approve the Neuberger Berman Subadvisory Agreement.

The Board carefully considered the proposed fees payable under the Neuberger Berman Subadvisory Agreement.  In this regard, the Board evaluated the compensation to be paid to Neuberger Berman by the Advisor.  The Board also considered comparisons of the fees that will be paid to Neuberger Berman with the fees Neuberger Berman charges to its other clients, noting that the fee rate that the Advisor had negotiated with Neuberger Berman appeared to compare favorably with the fee rates that Neuberger Berman has implemented with other similar investment company clients that utilize Neuberger Berman’s Large Cap Disciplined Growth strategy (the same strategy that Neuberger Berman uses in managing its allocated portion of the Fund’s investment portfolio).

The Board also considered whether the fee schedule of Neuberger Berman included breakpoints that would reduce Neuberger Berman’s fees as the assets of the Fund allocated to Neuberger Berman increased.  The Board noted that Neuberger Berman’s proposed subadvisory fee schedule did include breakpoints.  The Board recalled the data presented by MGI, as required by the Exemptive Order, that illustrated that the hiring of Neuberger Berman would have a slightly positive impact on the Advisor’s profitability in managing the Fund.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by Neuberger Berman in managing its allocated portion of the Fund’s assets.  Since the fees to be paid to Neuberger Berman were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, Neuberger Berman’s potential profitability was not considered relevant to the Independent Trustees’ deliberations.  After evaluating the proposed fees, the Board concluded that the fees that would be paid to Neuberger Berman by MGI with respect to the assets to be allocated to Neuberger Berman appeared to be within a reasonable range in light of the nature, quality, and extent of the services to be provided.

The Board reviewed a copy of the Neuberger Berman Subadvisory Agreement.  The Board considered that the Neuberger Berman Subadvisory Agreement provided for the same range of services as the Atlanta Capital Subadvisory Agreement and the subadvisory agreements that were in place with the Fund’s other subadvisors, Sands and Winslow.

The Board also considered whether there were any ancillary benefits that may accrue to Neuberger Berman as a result of Neuberger Berman’s relationship with the Fund.  The Board concluded that Neuberger Berman may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that Neuberger Berman was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated Neuberger Berman’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters.  The Board concluded that the benefits that were expected to accrue to Neuberger Berman by virtue of its relationship with the Fund were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and discussed their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the initial approval of the Neuberger Berman Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the Neuberger Berman Subadvisory Agreement.

Termination of Subadvisory Agreement with INTECH Investment Management LLC

The subadvisory agreement between INTECH and MGI, on behalf of the Fund, dated July 1, 2005, (the “INTECH Subadvisory Agreement”) was terminated on April 7, 2010.  The decision to terminate the INTECH Subadvisory Agreement was based upon certain factors, including INTECH’s recent downgrade by Mercer’s Research Group from an A rating to a B rating.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund.  The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively.  For the fiscal year ended March 31, 2010, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, Inc. (the “Distributor”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, is a Delaware corporation that is a subsidiary of PNC Global Investment Servicing, Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting Agreement with the Trust.  The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2010, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 31, 2010, the Fund had 34,192,193 total shares outstanding, and MGI Collective Trust:  MGI US Large Cap Growth Portfolio held 32,103,273 shares, representing 93.89% of the Fund’s total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders.  In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.